UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1,
2023

EOS Inc.
(Exact name of Company as specified in its charter)

Nevada	000-55661	30-0873246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7F.-1, No. 162, Sec. 2, Zhongshan N. Rd., Zhongshan District
Taipei City 10452, Taiwan
(Address of principal executive offices) (Zip Code)

+886-2-2586-8300
Company’s telephone number, including area code

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On August 1, 2023, Mr. He-Siang Yang agreed to resign as Chief Financial Officer and Treasurer. Following the resignation of Mr. Yang, the Company appointed Mr. Zongjiang He as acting CFO and Treasurer.

Mr. Zongjiang He, age 44, holds a Bachelor’s degree in electrical engineering from the University of Engineering. Mr. He has led entrepreneurships located in Shenzhen and Beijing, with a focus on power and energy trading. Since 2014, Mr. He has served as CEO and founder of Shenzhen Haisi En Technology Co., leading the development of the largest company in the ultraviolet LED industry with 100+ patents and partnering semiconductor companies in Europe and the US. Mr He has been serving as the CEO of Sante Technology Holdings Inc. (OTC: SNTE) for 3 years, starting in 2020.

Mr. He was appointed by EOSS as the acting CFO and Treasury due to his vast experiences, also to provide advice on the Company’s Internal Control review for our 2023 Q2 financial reporting as a preparation to up list to Nasdaq Capital Market in Q2 2024, in addition to strengthening any possible weaknesses of the Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS Inc
He-Siang Yang
Dated: August 4 , 2023	By:	/s/ He-Siang Yang
He-Siang Yang
CEO, President, Secretary and Chairman of the Board